Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 9 TO THE

POOLING AND SERVICING AGREEMENT

THIS AMENDMENT NO. 9 (this “Amendment”) to the Pooling and Servicing Agreement is made as of July 31, 2010 by and among Navistar Financial Securities Corporation, a Delaware corporation (“NFSC”), Navistar Financial Corporation, a Delaware corporation (“Navistar Financial”), and The Bank of New York Mellon, a New York banking corporation, as Master Trust Trustee (the “Master Trust Trustee”).

NFSC, as Seller, Navistar Financial, as Servicer, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995, and amended by Amendment No. 1, dated September 12, 1995, by Amendment No. 2, dated March 27, 1996, by Amendment No. 3, dated July 17, 1998, by Amendment No. 4 dated June 2, 2000, by Amendment No. 5, dated as of July 13, 2000, by Amendment No. 6, dated October 31, 2003, by Amendment No. 7, dated June 10, 2004 and by Amendment No. 8, dated November 10, 2009 (as amended, the “Pooling and Servicing Agreement”). The Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

1. Amendments to Section 1.01.

(a) The definition of “Defaulted Dealer Note” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Defaulted Dealer Note” shall mean any Dealer Note held by the Master Trust that is either (i) 60 days past due and which the Servicer knows to be attributable in whole or in part to the obligor’s unwillingness or financial inability to pay or (ii) charged-off as uncollectible in accordance with the Servicer’s normal practices.”

(b) The definition of “Eligible Dealer” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Eligible Dealer” shall mean, with respect to any date, a Dealer that:

(a) with respect to which, during the preceding 12 months, the Servicer has not charged off, without recovery, any Dealer Notes in excess of $25,000;

(b) has not been placed on the “critical dealer list” maintained by NFC (or any equivalent designation of NFC); and

(c) has not been placed on cash-on-delivery terms.

(c) The definitions of “Eligible Dealer Note” shall be amended by (i) deleting the word “and” at the end of clause (u), (ii) deleting the “.” at the end of clause (v) and replacing it with “; and” and (iii) adding the following clause (w) in proper alphabetical order to read as follows:

“(w) which was issued by a Dealer that is an Eligible Dealer that was not a Removed Dealer at the time of transfer of such Dealer Note from NFC to NFSC.”

(d) The definition of “Ineligible Dealer” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Ineligible Dealer” shall mean a Dealer that is not an Eligible Dealer.”

(e) The definition of “Removal Balance” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Removal Balance” shall have the meaning specified in Section 2.10(a)(ii).”

(f) The definition of “Removal Commencement Date” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Removal Commencement Date” shall have the meaning specified in Section 2.10(a)(i).”

(g) The definition of “Removal Date” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Removal Date” shall have the meaning specified in Section 2.10(d).”

(h) The definition of “Removal Notice” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Removal Notice” shall have the meaning specified in Section 2.10(a)(i).”

(i) The definition of “Removed Dealer” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Removed Dealer” shall have the meaning specified in Section 2.10(a).”

2. Amendment to Article II.

(a)	Section 2.06(a) is hereby amended by replacing the phrase “(j) through (u)” therein with the phrase “(j) through (w)”.

(b)	Section 2.10 shall be added to Article II in proper numerical order to read as follows:

“Section 2.10 Optional Designation of Dealers as Removed Dealers and Removal of Eligible Dealer Notes.

(a) On any Business Day, the Seller shall have the right from time to time as described in this Section 2.10 to designate, in its sole discretion, but subject to the limitations below, one or more Eligible Dealers as a Dealer whose Dealer Notes will no longer be permitted to be transferred to the Master Trust (each, until the Seller and NFC shall agree that such designation shall no longer apply, a “Removed Dealer”) and to require, at the election of the Seller, the Dealer Notes issued by such Dealer to be removed from the Master Trust. To so designate any Dealer as a Removed Dealer and, if applicable, to remove the related Dealer Notes, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

(i) not less than three Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the Master Trust Trustee and the Rating Agencies a written notice (the “Removal Notice”) specifying the Seller’s intent to designate one or more Eligible Dealers as Removed Dealers, the Dealers to which such designation will relate and the date such designation will become effective (the “Removal Commencement Date”), and, if the Seller intends to remove Dealer Notes pursuant to Section 2.10(c), not less than three Business Days but not more than 30 days prior to such removal of Dealer Notes, furnish to the Master Trust Trustee and the Rating Agencies, a written notice specifying the Seller’s intent to remove Dealer Notes, the Removed Dealer(s) to which such Dealer Notes relate and the date the Dealer Notes will be removed; and

(ii) determine on the Removal Commencement Date with respect to such Dealer Notes the aggregate principal amount of such Dealer Notes (the “Removal Balance”).

(b) The designation of any Dealer as a Removed Dealer and, if applicable, the removal of any of such Dealer Notes pursuant to this Section 2.10 shall be subject to the following conditions:

(i) the Seller shall represent and warrant that such designation and removal shall not, in the reasonable belief of the Seller, result in the occurrence of an Early Amortization Event or have an adverse effect in any material respect on any Investor Certificates;

(ii) the aggregate amount of Eligible Dealer Notes related to such Removed Dealers, together with the Eligible Dealer Notes related to any Dealers designated as Removed Dealers pursuant to this Section 2.10 in the preceding twelve (12) month period, in each case as of the applicable Removal Commencement Date, shall not exceed 5.0% of the aggregate amount of all Eligible Dealer Notes held by the Master Trust as of the current Removal Commencement Date;

(iii) such designation and removal shall not cause the Master Trust Seller’s Interest to be less than the Minimum Master Trust Seller’s Interest; and

(iv) on or before the related Removal Commencement Date, the Seller shall have delivered to the Master Trust Trustee an officer’s certificate confirming the items set forth in clauses (i), (ii) and (iii) above.

(c) Subject to the satisfaction of the conditions set forth in Section 2.10(b), from and after the Removal Commencement Date with respect to such Removed Dealer(s), the Seller shall not transfer Dealer Notes with respect to such Removed Dealers to the Master Trust. On any Business Day on or after the Removal Commencement Date, the Seller may remove from the Master Trust all of the Dealer Notes issued by such Removed Dealer(s) by either transferring cash and/or Dealer Notes to the Master Trust, and/or reducing the Master Trust Seller’s Interest (but in no event to an amount below the Minimum Master Trust Seller’s Interest after giving effect to any the transfer of any cash or Dealer Notes to the Master Trust on such date), so that the total amount of transferred cash and/or Dealer Notes and reduction in the Master Trust Seller’s Interest is equal to the Removal Balance related to such Dealer Notes as of the date of removal. All amounts so allocated to Dealer Notes owned by the Master Trust or paid to the Master Trust for the removed Dealer Notes shall constitute Principal Collections and shall reduce the Removal Balance. The Removal Balance shall also be reduced to the extent Dealer Notes issued by such Dealer(s) and held by the Master Trust on the Removal Commencement Date shall be written off as uncollectible.

(d) After the Removal Balance with respect to any such Dealer Notes is reduced to zero (the “Removal Date”), all of the Master Trust’s right, title and interest in, to and under such Dealer Notes and the related collateral shall be deemed to be transferred and released by the Master Trust to the Seller without recourse, representation or warranty.”

(c)	Section 2.11 shall be added to Article II in proper numerical order to read as follows:

“Section 2.11 Removal of Dealer Notes of Ineligible Dealers.

(a) From and after the date on which a Dealer becomes an Ineligible Dealer, the Seller shall not transfer Dealer Notes issued by such Ineligible Dealer to the Master Trust (such date being deemed the Removal Commencement Date for such Dealer). Not later than the tenth Business Day after the last day of the calendar month in which a Dealer becomes an Ineligible Dealer, the Seller (or the Servicer on its behalf) shall furnish a Removal Notice to the Master Trust Trustee identifying each such Ineligible Dealer, the Removal Commencement Date for each such Ineligible Dealer and specifying for each such Ineligible Dealer as of the Removal Commencement Date the Removal Balance.

(b) On any Business Day on or after a Dealer becomes an Ineligible Dealer, upon prior written notice to the Master Trust Trustee and the Rating Agencies, the Seller shall have the right to remove all of the Dealer Notes issued by such Ineligible Dealer held by the Master Trust by either transferring cash and/or Dealer Notes to the Master Trust, and/or reducing the Master Trust Seller’s Interest (but in no event to an amount below the Minimum Master Trust Seller’s Interest after giving effect to any the transfer of any cash or Dealer Notes to the Master Trust on such date), so that the total amount of transferred cash and/or Dealer Notes and reduction in the Master Trust Seller’s Interest is equal to the Removal Balance related to such Dealer Notes as of the date of removal. All amounts so allocated to Dealer Notes owned by the Master Trust or paid to the Master Trust for the removed Dealer Notes shall constitute Principal Collections and shall reduce the Removal Balance. After the Removal Date with respect to any such Ineligible Dealer, all of the Master Trust’s right, title and interest in, to and under the Dealer Notes issued by such Ineligible Dealer and the related collateral shall be deemed to be transferred and released by the Master Trust to the Seller without recourse, representation or warranty.”

(d)	Section 2.12 shall be added to Article II in proper numerical order to read as follows:

“Section 2.12 Sale of Defaulted Dealer Notes. The Servicer may, in its discretion and without the consent of any other Person, sell, transfer, convey or otherwise assign to any Person on behalf of the Master Trust any Defaulted Dealer Notes in order to, in the reasonable determination of the Servicer, maximize the proceeds with respect to such Dealer Notes for the benefit of the Master Trust, which proceeds shall be treated as Dealer Note Collections and shall be allocated in accordance with Section 4.03.”

3. Effectiveness. This Amendment shall become effective on the date first written above upon receipt by Navistar Financial of a signature page by each of the signatories hereto.

4. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions.

This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Seller and Series 2004-1 Certificateholder

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

THE BANK OF NEW YORK MELLON, as Master Trust Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

The undersigned hereby consent to the execution of this Amendment No. 9 to the Pooling and Servicing Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ J. Matthew Zimmerman
Name:	J. Matthew Zimmerman
Title:	Vice President

KITTY HAWK FUNDING CORPORATION, as a Conduit Purchaser for the KHFC Purchaser Group

By:	/s/ Michael R. Newell
Name:	Michael R. Newell
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By:	/s/ J. Matthew Zimmerman
Name:	J. Matthew Zimmerman
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Committed Purchaser and Managing Agent for the Liberty Street Purchaser Group

By:	/s/ Norman Last
Name:	Norman Last
Title:	Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for the Liberty Street Purchaser Group

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President